Exhibit 1.01

Conflict Minerals Report

Napco Security Technologies, Inc.

2020 Calendar Year

Overview

Napco Security Technologies, Inc., headquartered in Amityville, N.Y. was incorporated in Delaware in 1971. “The Company,” "Napco,” "we," "our" and "us" are used interchangeably to refer to Napco Security Technologies, Inc. and its subsidiaries.

The Company is a diversified manufacturer of security products, encompassing electronic door-locking devices, intrusion and fire alarms and building access control systems. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment.

This report for the year ended December 31, 2020 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as defined in Item 1.01(d)(3) of the Form SD, “Conflict Minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on certain SEC reporting companies whose manufactured products contain Conflict Minerals.

Part I. Due Diligence

Design of Conflict Minerals Program

The Company has integrated into its supply chain management programs the Organization for Economic Co-operation and Development five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

Description of Due Diligence Measures Performed

Below is a description of the measures performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products which we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:

•

Compared any smelters or refiners which were included in the supplier responses from our survey to the list of smelters and refiners maintained by the CFSI (conflict-free sourcing initiative). Appendix A contains a list of these smelters and refiners as well as the certification status as reported by the CFSI.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared smelters and refiners identified by surveyed suppliers against the list of facilities that have received a “conflict-free” designation from the CFSP (conflict-free smelter program).

•	Napco provided 3 progress reports to Napco’s Senior Vice President of Operations and Finance. These progress reports summarized the status of the applicable conflict minerals program.

Results of our Due Diligence Efforts

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, as well as the smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Results of Reasonable Country of Origin Inquiry Efforts

Based on the survey responses received, we have identified 131 smelters and refiners that are certified conflict-free. Based on the surveys provided and diligence efforts that were completed, we do not have sufficient information to conclusively determine all smelters and refiners or countries of origin of the conflict minerals. However, we have not obtained any supplier responses that indicate sourcing from conflict mines.

Future Due Diligence Measures

•

We are continuing to develop a risk mitigation response plan to address business relationships with suppliers that are not DRC conflict free (as defined in Item 1.01(d)(4) of Form SD), which mitigation may include identifying an alternate supply. Our program will include continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

•

We will continue to assess and update future due diligence activities, including our efforts to determine smelter and mine locations, transit routes, and countries of origin. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Part II. Product Description

For this reporting period, we identified the following products which we manufactured or purchased from others for resale that may contain necessary conflict minerals (defined as any tantalum, tin, tungsten or gold that is necessary to the functionality or production of our products):

Access Control Systems. Various types of identification readers (e.g. card readers, hand scanners), control panels, PC-based computers and electronically activated door-locking devices.

Door Security Products. Various metal door locking devices including microprocessor-based electronic door locks with push button, card reader and bio-metric operation, door alarms, mechanical door locks and simple dead bolt locks.

Intrusion and Fire Alarm Systems. Various detectors, control panels, digital keypads and signaling equipment.

Video Surveillance Systems.  Video cameras, control panels, video monitors and recording devices.

Appendix A lists the facilities identified to us by our suppliers that were used to process the associated minerals that were used in manufacturing the component parts that we use in assembling our products.

This report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Appendix A:

The following smelters and refiners were reports by our suppliers as being in their supply chains and, therefore, potentially in ours. Some suppliers responded at the company level, therefore some of the smelters or refiners listed below may not be related to the products that we source from these suppliers. The certification status of each smelter and refiner as indicated by the Conflict-Free Sourcing Initiative is contained in column four.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter status by ID
Gold	AGR Mathey	AUSTRALIA	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Cendres + Métaux SA	SWITZERLAND	Compliant
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not certified
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not certified
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Not certified
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not certified
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Johnson Matthey Canada	CANADA	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not certified
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Metalor Switzerland	SWITZERLAND	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant

Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Xstrata	CANADA	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	PRG Dooel	NORTH MACEDONIA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Compliant
Tin	CRM Synergies	SPAIN	Active
Tin	CV Ayi Jaya	INDONESIA	Active
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Not certified

Tin	Dowa	JAPAN	Compliant
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not certified
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Compliant
Tin	PT Bangka Serumpun	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Compliant
Tin	PT Rajehan Ariq	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Smelter not listed	INDONESIA	Active
Tin	Smelter not listed	INDONESIA	Active
Tin	Smelter not listed	INDONESIA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Compliant
Tungsten	Albasteel Industria e Comercio de Ligas Para FundicaoLtd.	BRAZIL	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant

Tungsten	China Molybdenum Co., Ltd.	CHINA	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Active
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not certified
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Not certified